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                                                                           Final


                                                                     Exhibit 4.2




                          REGISTRATION RIGHTS AGREEMENT

                             dated as of May 7, 2003


                                      among


                            IMPAX LABORATORIES, INC.


                                       and


                           THE INVESTORS NAMED HEREIN



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                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May 7, 2003 by and among IMPAX LABORATORIES, INC., a Delaware corporation (the "Company") and the investors named on the signature pages hereto (each such investor, a "Purchaser" and all such investors, collectively, the "Purchasers").

                                    Recitals

         WHEREAS, the Company and the Purchasers have entered into one or more common stock and warrant purchase agreements (collectively, the "Stock Purchase Agreement") pursuant to which the Purchasers have purchased shares of the common stock, par value $.01 per share of the Company and warrants to purchase common stock of the Company; and

         WHEREAS, as an inducement to the Purchasers to enter into the Stock Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement;

                                    Agreement

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   SECTION 1.
                                  DEFINITIONS

         1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Stock Purchase Agreement, and (b) the following terms shall have the following meanings:

         "Agreement" has the meaning set forth in the preamble hereto.

         "Company" has the meaning set forth in the preamble and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

         "Holder", "Holders", "holder" or "holders" means any holder or holders of Registrable Securities who is a party hereto or who otherwise agrees in writing to be bound by the provisions of this Agreement.

         "NASD" means the National Association of Securities Dealers, Inc.


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         "Prospectus" means the prospectus included in any Registration
Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

         "Registrable Securities" means (i) the shares of Common Stock of the Company issued or issuable to the Purchasers pursuant to the Stock Purchase Agreement, including the additional shares of Common Stock issuable pursuant to
Section 2.2 and Section 6.7 of the Stock Purchase Agreement, (ii) the shares of Common Stock of the Company issued upon the exercise of the Warrants, (iii) the Warrants and (iv) any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing; provided, however, that any of the foregoing securities shall cease to be "Registrable Securities" to the extent (i) a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been disposed of pursuant to such Registration Statement, (ii) they have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) they shall have been otherwise transferred and (A) new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and
(B) such securities may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act, or (iv) such securities may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act (or any successor rule or regulation) (and with respect to Common Stock issuable upon exercise of the Warrants, assuming that such shares were acquired in a cashless exercise under the Warrant). For purposes of this Agreement, a "percentage" (or a "majority") of the Registrable Securities (or, where applicable, of any other securities) shall be determined
(x) based on the number of shares of such securities (and in the case of Warrants, the number of shares of Common Stock for which such Warrants may be exercised) in the case of Registrable Securities which are equity securities, and (y) based on the principal amount of such securities, in the case of Registrable Securities which are debt securities.

         "registration" means a registration of the Company's securities for sale to the public under a Registration Statement.

          "Registration Statement" means any registration statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

         "Required Effectiveness Date" means, with respect to the initial Shelf Registration Statement required to be filed hereunder, August 7, 2003, and, with respect to any additional Registration Statements that may be required pursuant to Section 2.3(c), the 90th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

         "Shelf Registration" means a registration effected pursuant to Section 2.1.


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         "Shelf Registration Statement" means a Registration Statement of the
Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act including, if a Form S-3 is not available for use, Form S-1) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities..

         "Special Counsel" means one special counsel to the Holders. Unless the Holders notify the Company otherwise, the Special Counsel will be Proskauer Rose LLP.

         "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

         1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole (including the schedules hereto), and references herein to Sections refer to Sections of this Agreement.

                                   SECTION 2.
                               REGISTRATION RIGHTS

         2.1 Shelf Registration.

             (a) Filing. Subject to Section 2.1(e), the Company shall file with the Commission on or before June 9, 2003 (the "Filing Date") a Shelf Registration Statement, containing the "Plan of Distribution" attached hereto as Exhibit A, relating to (i) the offer and sale of the Registrable Securities by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and (ii) to the extent permitted by the Commission, the issuance of the shares underlying the Warrants upon exercise of the Warrants by Persons that received the Warrants upon transfer thereof (and not upon the initial issuance thereof) pursuant to the terms thereof, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act, as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the Effective Date, (ii) the date each Purchaser can sell all of its Securities without restriction pursuant to Rule 144(k) or (iii) the date when all Registrable Securities covered by such Registration Statement have been sold (the "Effectiveness Period"). If agreeable to Teva Pharmaceuticals Curacao N.V. ("Teva"), the Company may amend the S-3 Registration Statement that it has filed on behalf of Teva to include the Registrable Securities. The Company shall notify the Special Counsel in writing promptly (and in any event within one business day) after receiving notification from the Commission that a Registration Statement has been declared effective.


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             (b) Upon the 30th day after the occurrence of any Event (as defined below) and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Purchasers (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Purchaser for each such Event an amount in cash for each 30-day period in which such Event exists and is uncured, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid under the Purchase Agreement for the Registrable Securities held by such Purchaser for the first month and 1.5% for each month thereafter. The payments to which a Purchaser shall be entitled pursuant to this Section 2.1(b) are referred to herein as "Event Payments". Any Event Payments payable pursuant to the terms hereof shall be prorated for partial months. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. For such purposes, each of the following shall constitute an "Event":

                 (i) a Registration Statement is not filed on or prior to the applicable Filing Date or is not declared effective on or prior to the applicable Required Effectiveness Date; provided, however, that for the purposes of the Event Payment under this Section 2.1(b) only, the Company shall have an additional 30 days to cure the failure to declare the Registration Statement effective on or prior to the Required Effectiveness Date before such Event Payment is due to the Purchasers under this Section 2.1(b);

                 (ii) after the Effective Date for a Registration Statement, the right of the Purchasers to sell Registrable Securities under such Registration Statement (or a subsequent Registration Statement filed in replacement thereof) is suspended for any Trading Day in excess of five Trading Days (whether or not consecutive Trading
             Days) within a period of 24 consecutive months for any reason other than (A) as permitted by Section 2.1(e) or (B) as a result of any act of war, terrorism or natural disaster;

                 (iii) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for any Trading Day in excess of five Trading Days (whether or not consecutive Trading Days) within a period of 24 consecutive months other than as a result of
             (A) any market-wide suspension of trading, (B) act of war, terrorism or natural disaster or (C) any circumstance beyond the control of the Company;

                 (iv) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document for any reason other than as a result of (A) act of war, terrorism or natural disaster or (B) any circumstance beyond the control of the Company, or the exercise rights of the Purchasers under the Warrant are otherwise suspended for any reason other than (A) as permitted under the Warrant and (B) as result of any circumstance beyond the control of the Company; or


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                 (v) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants (without giving effect to any adjustment of the Warrants pursuant to Section 2(d) of the Warrants).

For the purpose of this Section 2.1(b): (A) each Event shall be independent of each other Event and shall constitute separate Event Payments; (B) no Event Payments shall be payable under clause (i) or (ii) above with respect to any Registrable Securities of a Purchaser to the extent that such Registrable Securities could then be sold pursuant to Rule 144(k); (B) if any Event relates to less than all of the Purchasers, the Event Payments shall be payable only with respect to the affected Purchasers; and (C) if any Event relates to less than all of the Registrable Securities, the Event Payments shall be payable only with respect to the affected Registrable Securities. Upon request of the Company, each Purchaser shall provide the Company with a written certification of the number and kind of Registrable Securities then held by it to permit calculations of Event Payments payable hereunder.

             (c) If any Event occurs and remains uncured for 90 days, then at any time or times thereafter any Purchaser may deliver to the Company a notice (a "Repurchase Notice") requiring the Company to repurchase all or any portion of the Shares and any Underlying Shares then held by such Purchaser at a price per share equal to 115% of the average of the Closing Prices for the five Trading Days preceding either (a) the date of delivery of the notice requiring such repurchase, or (b) the date on which the applicable repurchase price (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) is paid in full, whichever is greater. If a Purchaser delivers a Repurchase Notice pursuant to this Section, the Company shall pay the aggregate repurchase price (together with any other payments, expenses and liquidated damages then due and payable pursuant to the Transaction Documents) to such Purchaser no later than the fifth Trading Day following the date of delivery of the Repurchase Notice, and upon receipt thereof such Purchaser shall deliver original certificates evidencing the Securities so repurchased to the Company (to the extent such certificates have been delivered to such Purchaser).

             (d) Continued Effectiveness. Subject to Section 2.1(e), the Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by the holders during the term of this Agreement. The Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective if the Company voluntarily takes any action or omits to take any action that would result in the inability of any holder of Registrable Securities covered by such Registration Statement to be able to offer and sell any such Registrable Securities during the term of this Agreement, unless such action or omission is required by applicable law or otherwise permitted hereunder.

             (e) Suspension of Registration. Notwithstanding anything in this Agreement to the contrary, after 60 consecutive Trading Days of continuous effectiveness of the initial Shelf Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Purchasers, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Purchasers immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any


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subsequent Registration Statement if (i) the Company is engaged in a material merger, acquisition, financing or sale or other strategic transaction, or the negotiations therefor, or (ii) the Company is in possession of material, non-public information, the disclosure of which would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading and would not otherwise be required to be made at such time but for the filing of such Registration Statement and, in each case, the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to file a Registration Statement at such time and (B) it is in the best interests of the Company to defer proceeding or continuing with such registration at such time. Upon receipt of such notice, each Purchaser shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Purchaser has received copies of a supplemented or amended Prospectus or until such Purchaser is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company's Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company's rights under this Section 2(e) may be exercised no more than two (2) times in any twelve-month period, of which no more than 15 days may be consecutive. Immediately after the end of any suspension period under this Section 2(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Purchasers to publicly resell their Registrable Securities pursuant to such effective Registration Statement. The Company represents that, as of the date of this Agreement, it has no knowledge of any circumstance that would reasonably be expected to cause the Company to exercise its rights under this Section 2.1(d).

             (f) Underwritten Offering. If the Purchasers of not less than a majority of the Registrable Securities included in any offering pursuant to the Shelf Registration Statement so elect, such offering shall be in the form of an Underwritten Offering and the Company, if necessary, shall amend or supplement the Shelf Registration Statement for such purpose. The Purchasers of a majority of the Registrable Securities included in such Underwritten Offering shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering.

         2.2 [intentionally omitted].

         2.3 Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

             (a) Not less than three Trading Days prior to the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Principal Purchasers and the Special Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Principal Purchasers and the Special Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of the Special Counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Purchasers of a majority of the Registrable Securities and the Special Counsel shall reasonably object. Notwithstanding the foregoing, the Company may file any document if it has not received any reasonable objections thereto prior to the close of business on the third Trading Day after providing a copy as provided pursuant to the first sentence of this paragraph.







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             (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 10 Trading Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchasers true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

             (c) If, on any date, the number of shares of Common Stock previously registered under all existing Registration Statements is less than the Actual Minimum on such date, then the Company shall file an additional Registration Statement covering a number of shares of Common Stock at least equal to the Actual Minimum on such date; provided that the Company will not be required at any time to register a number of shares of Common Stock greater than the maximum number of shares of Common Stock that could possibly be issued pursuant to the Transaction Documents.

             (d) Notify the Special Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing to the Purchasers no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Purchaser a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to a Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.






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             (e) Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

             (f) Furnish to each Purchaser and the Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

             (g) Promptly deliver to each Purchaser and the Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

             (h) Use its reasonable best efforts to list the Registrable Securities covered by such Registration Statement with each Trading Market on which it is then listed or approved.

             (i) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Purchasers and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject.

             (j) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.






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             (k) Upon the occurrence of any event described in Section
2.3(d)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (l) Cooperate with any due diligence investigation undertaken by the Purchasers in connection with the sale of Registrable Securities, including without limitation by making available any documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information unless such Purchaser specifically requests in advance to receive material, nonpublic information.

             (m) If Purchasers of a majority of the Registrable Securities being offered pursuant to a Registration Statement select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations.

             (n) Comply with all applicable rules and regulations of the Commission.

         2.4 Underwritten Offerings.

             (a) Underwriting Agreements. If requested by the underwriters for an Underwritten Offering pursuant to Section 2.1(e), the Company and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the holders of a majority of each class of the Registrable Securities to be included in such Underwritten Offering and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in
Section 2.7. All of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters included in each such underwriting agreement shall also be made to and for the benefit of such holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representations required by law.






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             (b) Price and Underwriting Discounts. In the case of an
Underwritten Offering, the price, underwriting discount and other financial terms for each class of Registrable Securities of the related underwriting agreement shall be determined by the holders of a majority of such class of Registrable Securities.

             (c) Participation in Underwritten Offerings. No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         2.5 No Inconsistent Agreements; Additional Rights. The Company will not enter into, and is not currently a party to, any agreement which is, or could be, inconsistent with the rights granted to the holders of Registrable Securities by this Agreement other than as set forth in the Disclosure Schedule to the Purchase Agreement.

         2.6 Registration Expenses.

             (a) The Company shall pay (or reimburse in the case of expenses incurred pursuant to clause (v) below) all of the expenses and fees in connection with a registration under this Agreement of Registrable Securities, including, but not limited to (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Commission or the NASD, (ii) all fees and expenses of compliance with state securities or "Blue Sky" laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company, and of all independent certified public accountants of the Company, (v) up to $10,000 for Special Counsel for the Purchasers upon receipt of an itemized invoice therefor, (vi) Securities Act liability insurance or similar insurance if the Company so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (vii) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system and (viii) all applicable rating agency fees with respect to any applicable Registrable Securities. In addition, in all cases the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

             (b) The Company shall not be required to pay any other costs or expenses in the course of the transactions contemplated hereby, including underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities and the fees and expenses of counsel to the holders or the underwriters.






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         2.7 Indemnification.

             (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was either (A) in the form of the Plan of Distribution attached hereto as Exhibit A or (B) was reviewed and expressly approved in writing by such Purchaser or Special Counsel expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 2.3(d)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 3.8. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

             (b) Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or such Prospectus, including without limitation the Plan of Distribution in the Form of Exhibit A hereto. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

             (c) Conduct of Indemnification Proceedings. (i) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                 (ii) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist under the applicable legal ethical code if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties; provided, however, that in the case a single firm of attorneys would be inappropriate due to actual or potential differing interests or conflicts under the applicable legal ethical code between such Indemnified Parties and any other party represented by such counsel in such Proceeding or otherwise, then the Indemnifying Party shall be liable for the fees and expenses of one additional firm of attorneys with respect to such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                 (iii) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice containing an itemized invoice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

             (d) Contribution. (i) If a claim for indemnification under Section 2.7(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 2.7(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

                  (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.7(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (iii) The indemnity and contribution agreements contained in this Section 2.7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         2.8 Rules 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities after the transfer date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

                                   SECTION 3.
                                  MISCELLANEOUS

         3.1 Term. This Agreement shall terminate upon termination of the Stock Purchase Agreement and if the transactions contemplated by the Stock Purchase Agreement are completed, upon the earlier of (i) the end of the Effectiveness Period; (ii) the date on which all Purchasers may sell the Registrable Securities then held by, or issuable to, the Purchasers without restriction pursuant to Rule 144(k) of the Securities Act; or (iii) such time as all Registrable Securities held by, or issuable to, the Purchasers and registered under the Registration Statement have been sold (A) pursuant to a registration statement, (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. The provisions of Section 2.6, Section 2.7 and
Section 2.8 shall survive any termination. Upon any termination of this Agreement, the Company may deregister any Registrable Securities that remain unsold under the Registration Statement.

         3.2 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         3.3 Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         3.4 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least two-thirds of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         3.5 No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specified in the applicable schedule to the Purchase Agreement, neither the Company nor any Subsidiary has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

         3.6 No Piggyback on Registrations. Except as and to the extent specified in the Disclosure Schedule to the Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement to be filed under this Agreement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders with respect to any Registration Statements to be filed hereunder without the prior written consent of the Holders of a majority of the Registrable Securities to be included in such Registration Statement.

         3.7 Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

         3.8 Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 2.3(d)(v), 2.3(d)(vi), or 2.3(d)(vii), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 2.3(k), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

         3.9 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered.

         3.10 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) and earlier than 11:59 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth in the Purchase Agreement.

         3.11 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights and obligations hereunder in the manner and to the extent permitted under the Purchase Agreement.

         3.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

         3.13 GOVERNING LAW; VENUE; WAIVER OF JURY TRAIL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN ANY CONFLICT OF LAW RULES THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

         3.14 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         3.15 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         3.16 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.





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                           SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

                                 IMPAX LABORATORIES, INC.

                                 By:       Barry R. Edwards
                                     -------------------------------------
                                     Name: Barry R. Edwards
                                     Title: Co-Chief Executive Officer

































                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES OF PURCHASER TO FOLLOW]

                                 Vertical Ventures Investments, LLC


                                     By:   Joshua Silverman
                                        ----------------------
                                        Name: Joshua Silverman
                                        Title:Manager












                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 Smithfield Fiduciary LLC


                                 By:       Adam J. Chill
                                    --------------------------
                                        Name: Adam J. Chill
                                        Title: Authorized Signatory













                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 WD Partnership, L.P.


                                 By: Windcrest Discovery Investment LLC

                                           By:     James H. Gellert
                                              --------------------------------
                                                 Name: James H Gellert
                                                 Title: Managing Member













                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 Fleming US Discovery Fund III, L.P.


                                     By:        Robert L. Burr
                                        --------------------------------
                                            Name: Robert L. Burr
                                            Title:




















                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 Fleming US Discovery Offshore Fund III, L.P.


                                     By:         Robert L. Burr
                                        -------------------------------
                                           Name: Robert L. Burr
                                           Title:













                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                           H&Q Life Sciences Investors


                                     By:          Alan G. Carr
                                        -------------------------
                                            Name: Alan G. Carr
                                            Title: President Emeritius


         The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claim against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.





                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                            H&Q Healthcare Investors

                                     By:     Alan G. Carr
                                        --------------------------
                                         Name: Alan G. Carr
                                         Title: President Emeritius



The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 12, 1987, as amended, and all persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Healthcare Investors.












                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                     Mainfield Enterprises, Inc.


                                            By: Avi Vigder
                                            -----------------------
                                            Name: Avi Vigder
                                            Title: Authorized Sigantory












                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                          Rx Healthcare Partners I LP


                                          By: Rx Associates LLC, General Partner


                                              By:  David Bloom
                                                 -------------------
                                                  Name: David Bloom
                                                  Title: Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                          Rx Healthcare Partners II LP


                                          By: Rx Associates LLC, General Partner


                                              By:     David Bloom
                                                 ---------------------------
                                                     Name: David Bloom
                                                     Title: Member









                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                   Rx Healthcare Overseas Fund


                                   By: Rx Capital Management LP,
                                       Investment Manager



                                       By: David Bloom
                                          -----------------------------------
                                              Name:  David Bloom
                                              Title: President










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                          Ashford Capital Management, Inc. with discretion f/b/o PEPCO Holding Retirement Plan Master Trust



                                 By:            Theodore H. Ashford
                                     ------------------------------------------
                                        Name: Theodore H. Ashford
                                        Title: Chairman and CEO, Ashford Capital
                                        Management, Inc.










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                          Ashford Capital Management, Inc. with discretion f/b/o Anvil Investment Associates, L.P.


                                              By:       Theodore H. Ashford
                                                 -------------------------------
                                                  Name: Theodore H. Ashford
                                                  Title: General Partner,
                                                  Anvil Management Co., LLC,






















                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                             Caduceus Capital Trust
                             By: Winchester Global Trust Company Limited as Trustee


                             By:   Susan E. Gibbons
                                ------------------------------------------------
                                    Name:  Susan E. Gibbons
                                    Title: Vice President















                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                             Caduceus Capital II, LP

                             By:   OrbiMed Advisors LLC, General Partner


                                   By:           Samuel D. Isaly
                                      -----------------------------------------
                                          Name:  Samuel D. Isaly
                                          Title: Managing Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                            PW Eucalyptus Fund L.L.C.

                                            By: OrbiMed Advisors LLC, JV Partner


                                                By:        Samuel D. Isaly
                                                   -----------------------------
                                                         Name:  Samuel D. Isaly
                                                         Title: Managing Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                            PW Eucalyptus Fund, Ltd.


                                            By: OrbiMed Advisors LLC, JV Partner


                                                By:       Samuel D. Isaly
                                                   -----------------------------
                                                         Name:  Samuel D. Isaly
                                                         Title: Managing Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                            Knightsbridge Post Venture IV, L.P.

                                            By: OrbiMed Advisors LLC


                                                By:        Samuel D. Isaly
                                                   -----------------------------
                                                     Name:  Samuel D. Isaly
                                                     Title: Managing Member











                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                     Knightsbridge Integrated Holdings V, L.P.


                                     By: OrbiMed Advisors LLC


                                         By:          Samuel D. Isaly
                                            ------------------------------------
                                                   Name:  Samuel D. Isaly
                                                   Title: Managing Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                            Knightsbridge Netherlands II, L.P.

                                            By: OrbiMed Advisors LLC


                                                By:      Samuel D. Isaly
                                                   -----------------------------
                                                      Name:  Samuel D. Isaly
                                                      Title: Managing Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                         Knightsbridge Integrated Holdings IV Post Venture, L.P.

                         By: OrbiMed Advisors LLC


                             By:       Samuel D. Isaly
                                -----------------------------------------
                                      Name:  Samuel D. Isaly
                                      Title: Managing Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                            Knightsbridge Post Venture III, L.P.


                                            By: OrbiMed Advisors LLC


                                                By:      Samuel D. Isaly
                                                   -----------------------------
                                                     Name:  Samuel D. Isaly
                                                     Title: Managing Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                            Knightsbridge Netherlands I, L.P.


                                            By: OrbiMed Advisors LLC


                                                By:       Samuel D. Isaly
                                                   -----------------------------
                                                      Name:  Samuel D. Isaly
                                                      Title: Managing Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                            Knightsbridge Netherlands III, L.P.

                                            By: OrbiMed Advisors LLC


                                                By:       Samuel D. Isaly
                                                   -----------------------------
                                                       Name:  Samuel D. Isaly
                                                       Title: Managing Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                   Knightsbridge Integrated Holdings II Limited


                                   By: OrbiMed Advisors LLC


                                       By:          Samuel D. Isaly
                                          --------------------------------------
                                                 Name:  Samuel D. Isaly
                                                 Title: Managing Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                       Knightsbridge Venture Capital IV, L.P.


                                       By: OrbiMed Advisors LLC


                                           By:       Samuel D. Isaly
                                              ----------------------------------
                                                  Name:  Samuel D. Isaly
                                                  Title: Managing Member










                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                       Knightsbridge Venture Capital III, L.P.


                                       By: OrbiMed Advisors LLC


                                           By:       Samuel D. Isaly
                                              ----------------------------------
                                                  Name:  Samuel D. Isaly
                                                  Title: Managing Member











                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                                  TABLE OF CONTENTS

SECTION 1. DEFINITIONS............................................................................................1
----------------------

   1.1      Defined Terms.........................................................................................1
   ---      -------------

   1.2      General Interpretive Principles.......................................................................3
   ---      --------------------------------

SECTION 2. REGISTRATION RIGHTS....................................................................................3
------------------------------

   2.1      Shelf Registration....................................................................................3
   ---      -------------------

   2.2      [intentionally omitted]...............................................................................6
   ---      -----------------------

   2.3      Registration Procedures...............................................................................6
   ---      -----------------------

   2.4      Underwritten Offerings................................................................................9
   ---      -----------------------

   2.5      No Inconsistent Agreements; Additional Rights........................................................10
   ---      ----------------------------------------------

   2.6      Registration Expenses................................................................................10
   ---      ---------------------

   2.7      Indemnification......................................................................................11
   ---      ----------------

   2.8      Rules 144 and 144A...................................................................................13
   ---      ------------------

SECTION 3. MISCELLANEOUS.........................................................................................14
------------------------

   3.1      Term.................................................................................................14
   ---      ----

   3.2      Injunctive Relief....................................................................................14
   ---      -----------------

   3.3      Remedies.............................................................................................14
   ---      --------

   3.4      Amendments and Waivers...............................................................................14
   ---      ----------------------

   3.5      No Inconsistent Agreements...........................................................................15
   ---      --------------------------

   3.6      No Piggyback on Registrations........................................................................15
   ---      -----------------------------

   3.7      Compliance...........................................................................................15
   ---      ----------

   3.8      Discontinued Disposition.............................................................................15
   ---      ------------------------

   3.9      Piggy-Back Registrations.............................................................................15
   ---      ------------------------

   3.10     Notices..............................................................................................16
   ----     -------

   3.11     Successors and Assigns...............................................................................16
   ----     ----------------------

   3.12     Counterparts.........................................................................................16
   ----     ------------

   3.13     Governing Law; Venue; Waiver Of Jury Trail...........................................................16
   ----     ------------------------------------------

   3.14     Cumulative Remedies..................................................................................17
   ----     -------------------

   3.15     Severability.........................................................................................17
   ----     ------------

   3.16     Headings.............................................................................................17
   ----     --------